CONSENT OF HARPER AND PEARSON COMPANY

We consent to the use in this Registration Statement on Form SB-2 of our report dated August 24, 2000, relating to the financial statements of Planet Resources, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Harper & Pearson Company


Houston, Texas
February 6, 2001